UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2019
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.10% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	ALL PR A	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series D	ALL PR D	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series E	ALL PR E	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series F	ALL PR F	New York Stock Exchange
Depositary Shares each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	____
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ____

Section 8 – Other Events

Item 8.01.                             Other Events.

As disclosed in the Annual Report on Form 10-K of The Allstate Corporation (the “Company”) for the fiscal year ended December 31, 2018, on January 1, 2019, the Company changed its accounting principle for recognizing actuarial gains and losses and expected return on plan assets for pension and other postretirement plans to a more preferable policy under U.S. GAAP. Under the new principle, remeasurement of projected benefit obligation and plan assets are immediately recognized through earnings and are referred to as pension and other postretirement remeasurement gains and losses on the Consolidated Statements of Operations. This change has been applied on a retrospective basis.

Impact of the accounting change on selected financial data
($ in millions, except per share data and ratios)	2018	2017	2016
As adjusted
Net income	$2,160	$3,554	$1,808
Net income applicable to common shareholders	2,012	3,438	1,692
Net income applicable to common shareholders per common share - basic	5.78	9.50	4.54
Net income applicable to common shareholders per common share - diluted	5.70	9.35	4.48
Return on common shareholders’ equity	10.0%	17.4%	9.1%
Property-Liability combined ratio	93.2	93.0	95.5

Previously reported
Net income	2,252	3,189	1,877
Net income applicable to common shareholders	2,104	3,073	1,761
Net income applicable to common shareholders per common share - basic	6.05	8.49	4.72
Net income applicable to common shareholders per common share - diluted	5.96	8.36	4.67
Return on common shareholders’ equity	10.5%	15.5%	9.5%
Property-Liability combined ratio	93.6	93.6	96.0
This Current Report on Form 8-K is being filed to reflect the change in accounting principle on the Company’s previously issued financial statements. For further detail, see Note 2 of the consolidated financial statements. The following items of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are being revised in Exhibit 99.1 of Item 9.01. to this Current Report on Form 8-K:

•	Part II, Item 6, Selected Financial Data

•	Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Part II, Item 8, Financial Statements and Supplementary Data

•	Part IV, Item 15(a)(2), Financial Statement Schedules
The revised sections of the Annual Report on Form 10-K have not been updated for any other activities or events occurring after February 15, 2019, the date this information was filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 and our Current Reports on Form 8-K and any amendments thereto for updated information.

Section 9 – Financial Statements and Exhibits

Item 9.01.                             Financial Statements and Exhibits.

(d)  Exhibits

23	Consent of Independent Registered Public Accounting Firm
99.1	Revised items in 2018 Annual Report on Form 10-K
Part II, Item 6, Selected Financial Data
Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8, Financial Statements and Supplementary Data
Part IV, Item 15(a)(2), Financial Statement Schedules
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Eric K. Ferren
Name: Eric K. Ferren
Title: Senior Vice President, Controller and Chief Accounting Officer

Date: May 16, 2019

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